Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-100079, 333-107646, 333-107648, 333-128000, 333-145166, 333-176135, 333-212059, 333-212060, 333-218761, 333-218762, 333-227271, 333-233714, 333-239074, 333-239079, 333-259385 and 333-267317) of Abercrombie & Fitch Co. of our report dated March 27, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/     PricewaterhouseCoopers LLP
Columbus, Ohio
March 27, 2023